Exhibit A
Rule 24 Reporting Requirement No. 1

Letters of Credit
Issued or Amended from October 1, 2004 to December 31, 2004

----------------------- ------------------ ------------------ -------------- -------------- -----------------------
Name of Issuer          Name of Account    Face Amount of     Date of        Interest       Maturity/Expiry Date
                        Party for Letter   letter of credit   Issuance       Rate (LC Fee)
                        of Credit          issued
----------------------- ------------------ ------------------ -------------- -------------- -----------------------
US Bank National        Portland General   Amended to         Amended        1.35%          Amended to Dec. 20,
Association             Electric Company   $1,500,000 from    12/28/04                      2005
                                           $500,000
----------------------- ------------------ ------------------ -------------- -------------- -----------------------